SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CMC Electronics Aurora LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 2nd day of April, 2019.

CMC ELECTRONICS AURORA LLC

By:	Esterline US LLC, its sole member

By:	Esterline Technologies Corporation,
its sole member

By:	/s/ Jonathan D. Crandall
Name: Jonathan D. Crandall
Title: Treasurer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Robert Henderson, Michael J. Lisman, Halle F. Terrion and Jonathan D. Crandall, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert Henderson Robert Henderson	President and Chief Executive Officer of Esterline Technologies Corporation, the sole member of Esterline US LLC, its sole member (Principal Executive Officer)	April 2, 2019

/s/ Michael J. Lisman Michael J. Lisman	Director of Esterline Technologies Corporation, the sole member of Esterline US LLC, its sole member	April 2, 2019

/s/ Jonathan D. Crandall Jonathan D. Crandall	Treasurer of Esterline Technologies Corporation, the sole member of Esterline US LLC, its sole member (Principal Financial and Accounting Officer)	April 2, 2019

/s/ Halle F. Terrion Halle F. Terrion	Secretary and Director of Esterline Technologies Corporation, the sole member of Esterline US LLC, its sole member	April 2, 2019